                                WARRANT AGREEMENT

                                      AMONG

                        PHOENIX PRESCHOOL HOLDINGS, INC.,
                             a Delaware corporation,

                            MAIDSTONE FINANCIAL, INC.

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY





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


                                                      TABLE OF CONTENTS

Section                                                                                                        Page


1.       Appointment of Warrant Agent.............................................................................1
2.       Form of Warrant..........................................................................................2
3.       Countersignature and Registration........................................................................2
4.       Transfers and Exchanges..................................................................................3
5        Exercise of Warrants; Payment of Warrant Solicitation Fee................................................3
6.       Payment of Taxes.........................................................................................5
7.       Mutilated or Missing Warrants............................................................................5
8.       Reservation of Common Stock..............................................................................5
9.       Adjustments of Warrant Price and Number of Securities....................................................6
10.      Fractional Interests.....................................................................................8
11.      Notices to Warrantholders................................................................................8
12.      Disposition of Proceeds on Exercise of Warrants..........................................................9
13.      Redemption of Warrants...................................................................................9
14.      Merger or Consolidation or Change of Name of Warrant Agent...............................................9
15.      Duties of Warrant Agent.................................................................................10
16.      Change of Warrant Agent.................................................................................11
17.      Identity of Transfer Agent..............................................................................12
18.      Notices.................................................................................................12
19.      Supplements and Amendments..............................................................................13
20.      New York Contract.......................................................................................13
21.      Benefits of this Agreement..............................................................................13
22.      Successors..............................................................................................13



                                        i

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                                Warrant Agreement

         THIS WARRANT AGREEMENT, dated as of __________ ___, 1997, is among Phoenix Preschool Holdings, Inc., a Delaware corporation (the "Company"), Maidstone Financial, Inc. (the "Underwriter") and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

         The Company proposes to issue and sell through an initial public offering (the "IPO") underwritten by the Underwriter, an aggregate of up to 1,300,000 shares of common stock, par value $0.10 per share (the "Common Stock"), and 2,600,000 redeemable Common Stock purchase warrants ("Warrants") and, pursuant to the Underwriter's over-allotment option (the "Over-allotment Option"), up to an additional 195,000 shares of Common Stock and 390,000 Warrants.

         In connection with the IPO the Company proposes to sell to the Underwriter warrants (the "Underwriter's Warrants") to purchase up to 130,000 shares of Common Stock and up to 260,000 warrants (the "Underlying Warrants"). The Company has issued and sold warrants to purchase an aggregate of up to 1,275,000 shares of Common Stock (the "Bridge Warrants") in a private placement of its securities completed in June 1997. The Bridge Warrants automatically will be converted into Warrants having terms identical to the Warrants being offered in the IPO on the date the Company's registration statement under the Securities Act of 1933 registering the securities to be offered in the IPO is declared effective by the Securities and Exchange Commission. (the "Effective Date")

         Each Warrant will entitle the holder to purchase one share of Common Stock. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

         THEREFORE, the parties hereto agree as follows:

         Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         Upon the execution of this Agreement, certificates representing 3,875,000 Warrants to purchase up to an aggregate of 3,875,000 shares of Common Stock (subject to modification and adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

         Upon the exercise of the Over-allotment Option, certificates representing up to 390,000 Warrants to purchase up to an aggregate of 390,000 shares of Common Stock (subject to modification and adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

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         Upon exercise of the Underwriters' Warrant as provided therein, certificates representing up to 260,000 Warrants to purchase up to an aggregate of 260,000 shares of Common Stock (subject to modification and adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

         Section 2. Form of Warrant. The text of the Warrants and the form of election to purchase Common Stock to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto (the provisions of which are hereby incorporated herein). All of the certificates for the Warrants may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. Each Warrant shall initially entitle the registered holder thereof to purchase one share of Common Stock at a purchase price of FOUR DOLLARS AND FIFTY CENTS ($4.50) (as adjusted as hereinafter provided, the "Warrant Price"), at any time during the period (the "Exercise Period") commencing on __________ __ 1998 [the first anniversary of the date of the Company's prospectus (the "Prospectus") pursuant to which the Warrants are being sold in the IPO] and expiring at 5:00 p.m. New York time, on __________ __, 2002 [the fourth anniversary of the date of the Prospectus]. The Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer, Chief Financial Officer, President or Vice President of the Company, and attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

         In the event the aforesaid expiration date of the Warrants falls on a day that is not a business day, then the Warrants shall expire at 5:00 p.m. New York time on the next succeeding business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

         Section 3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. The Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

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         Section 4. Transfers and Exchanges. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Warrant Agent. Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. No certificates for Warrants shall be issued except for (i) Warrants initially issued hereunder in accordance with Section 1 hereof, (ii) Warrants issued upon any transfer or exchange of Warrants, (iii) Warrants issued in replacement of lost, stolen, destroyed or mutilated certificates for Warrants pursuant to Section 7 hereof, and (iv) at the option of the Board of Directors of the Company, Warrants in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Warrant Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 9 hereof.

                    Notwithstanding the foregoing, Warrants which were automatically converted from Bridge Warrants may not be transferred by the initial holders thereof until expiration of the twenty-four (24) month period commencing on the Effective Date, unless an earlier transfer is approved in advance and in writing by Maidstone Financial, Inc. Accordingly, such Warrants may certain legends and be subject to stop transfer and other restrictions limiting transfers during such 24 month period.

         Section 5 Exercise of Warrants; Payment of Warrant Solicitation Fee. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, at any time during the Exercise Period, to exercise such Warrants and purchase the number of fully paid and non-assessable shares of Common Stock specified in such Warrants upon presentation and surrender of such Warrants to the Company at the corporate office of the Warrant Agent, with the exercise form on the reverse thereof duly executed, and upon payment to the Company of the Warrant Price, determined in accordance with the provisions of Sections 2, 9 and 10 of this Agreement, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified or bank check payable to the Company. Subject to Section 6 hereof, upon such surrender of Warrants and payment of the Warrant Price, the Warrant Agent on behalf of the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock immediately prior to the close of business on the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable during the Exercise Period, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued to the registered holder for the remaining number of shares of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. Upon the exercise of any one or more Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to the provisions below, shall cause all payments of an amount, in cash or by check made payable to the order of the Company, equal to the aggregate Warrant Price for such Warrants, less any amounts payable to the Underwriter, as provided below, to be deposited promptly in the Company's bank account. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant certificate has been properly completed for exercise by the registered holder thereof.

         Anything in the foregoing to the contrary notwithstanding, no Warrant will be exercisable and the Company shall not be obligated to deliver any securities pursuant to the exercise of any warrant unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the securities issuable upon exercise of such Warrant and such registration statement shall have been declared and shall remain effective and shall be current, and such shares have been registered or qualified or be exempt under the securities laws of the state or other jurisdiction of residence of the holder of such Warrant and the exercise of such Warrant in any such state or other jurisdiction shall not otherwise be unlawful. During the Exercise Period, the Company shall use its best efforts to have a current registration statement on file with the Securities and Exchange Commission covering the issuance of Common Stock underlying the Warrants so as to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of
Section 10(a) (3) of the Act and otherwise complying therewith, and will deliver such prospectus to each such person. During the Exercise Period, the Company shall also use its best efforts to effect appropriate qualifications of the Common Stock underlying the Warrants under the laws and regulations of the states and other jurisdictions in which the Common Stock and Warrants are sold by the Underwriter in the IPO in order to comply with applicable laws in connection with the exercise of the Warrants.

                  (a) If at the time of exercise of any Warrant (i) the market price of the Common Stock is equal to or greater than the then exercise price of the Warrant, (ii) the exercise of the Warrant is solicited by the Underwriter at such time as it is a member of the National Association of Securities Dealers, Inc. ("NASD") , (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants, and (v) the solicitation of the exercise of the Warrant is not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, as amended, then the Underwriter shall be entitled to receive from the Company following exercise of each of the Warrants so exercised a fee of eight percent (8%) of the aggregate exercise price of the Warrants so exercised (the "Exercise Fee"). The procedures for payment of the Exercise Fee are set forth in Section 5(b) below.

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                  (b) (i) Within five (5) days after the last day of each month commencing with __________ ___, 1999, the Warrant Agent will notify the Underwriter of each Warrant certificate which has been properly completed for exercise by holders of Warrants during the last month. The Warrant Agent will provide the Underwriter with such information, in connection with the exercise of each Warrant, as the Underwriter shall reasonably request.

                      (ii) The Company hereby authorizes and instructs the Warrant Agent to deliver to the Underwriter the Exercise Fee, if payable, in respect of each exercise of Warrants, promptly after receipt by the Warrant Agent from the Company of a check payable to the order of the Underwriter in the amount of such Exercise Fee. In the event that an Exercise Fee is paid to the Underwriter with respect to a Warrant which the Company or the Warrant Agent determines is not properly completed for exercise or in respect of which the Underwriter is not entitled to an Exercise Fee, the Underwriter will return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company.

         The Underwriter and the Company may at any time during business hours examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of paragraph 5 (a) and 5 (b) may not be modified, amended or deleted without the prior written consent of the Underwriter.

         Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that no such tax is required to be paid.

         Section 7. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 8. Reservation of Common Stock. There have been reserved, and the Company shall at all times keep reserved, out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Common Stock and every subsequent transfer agent

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for any shares of Common Stock issuable upon the exercise of any of the aforesaid rights of purchase are irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares against payment of the Warrant Price therefor, validly issued, fully paid and nonassessable and listed on any national securities exchange or included in any interdealer automated quotation system upon or in which the other shares of outstanding Common Stock are then listed or included. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock (which may be the Warrant Agent) and with every subsequent transfer agent for any shares of Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

         Section 9.     Adjustments of Warrant Price and Number of Securities.
                        -----------------------------------------------------

         The Warrant Price in effect at any time and the number of shares upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) In case the Company shall (i) issue shares of Common Stock as a dividend or distribution on its outstanding shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares of which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $4.50 per share and the number of shares purchasable upon exercise of this Warrant was 10, the adjusted Warrant Price immediately after such event would be $2.25 per share and the adjusted number of shares purchasable upon exercise of this

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Warrant would be 20 shares. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Whenever the Warrant Price payable upon exercise of this Warrant is adjusted pursuant to Subparagraph (a) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of this Warrant by the Warrant Price in effect on the date hereof and dividing the product so obtained by the Warrant Price, as adjusted.

         (c) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 9 shall be made to the nearest cent or one-hundredth of a share, as the case may be. Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Warrant Price, in addition to those required by this Section 9, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into or exercisable for Common Stock.

         (d) Whenever the Warrant Price is adjusted as herein provided, the Company shall compute the adjusted Warrant Price in accordance with this Section 9 and shall prepare a certificate signed by the chief financial officer or accounting officer of the Company setting forth the adjusted Warrant Price, and shall promptly cause a notice setting forth the adjusted Warrant Price and adjusted number of shares issuable upon exercise of this Warrant to be mailed to the Holder, at its address set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may (but shall not be required to) retain a firm of independent certified public accountants selected by the Board of Directors (which may be the regular accountants employed by the Company) to make any computation required by this
Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (e) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 9, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subparagraphs (a) to (c), inclusive, above.

         (f) Notwithstanding any adjustment in the Warrant Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.

         (g) The Company may, but under no circumstances is obligated to, modify the terms of this Warrant to provide for an earlier commencement of the Exercise Period, or to extend the Exercise Period or to lower the Warrant Price, at any time prior to the expiration of this Warrant.

         Section 10. Fractional Interests. The Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. However, if a Warrantholder exercises all Warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrantholder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the Market Price on the last trading day prior to the exercise date.

         Section 11.      Notices to Warrantholders.
                          -------------------------

                  (a) Upon any adjustment of the Warrant Price and the number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their respective addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

                  (b) In case at any time after the Closing Date:

                           (i) the Company shall pay dividends payable in stock
upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of Common Stock; or

                           (ii) the Company shall offer for subscription pro
rata to all of the holders of Common Stock any additional shares of stock of any class or other rights; or

                           (iii) there shall be any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to another corporation; or

                           (iv) there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company; then in any one or more of such cases, the Company shall give written notice to the Warrant Agent and the holders of the Warrants in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(b).

                  (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to its stockholders to be sent by an identical class of mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

         Section 12.       Disposition of Proceeds on Exercise of Warrants.
                           -----------------------------------------------

                  (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of these Warrants.

                  (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

         Section 13. Redemption of Warrants. The Warrants are redeemable by the Company commencing on the first anniversary of the date of the Prospectus (with the consent of the Underwriter), in whole or in part, on not less than thirty
(30) days' prior written notice at a redemption price of $.05 per Warrant, provided the average closing bid quotation of the Common Stock as reported on the Nasdaq Stock Market, if traded thereon, or if not traded thereon, the average closing sale price if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least $8.00 per share, for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Any such notice mailed in the manner provided herein shall be conclusively presumed to have been duly given in accordance with this Agreement whether or not the registered holder receives such notice. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered holder of a Warrant (i) to whom notice was not mailed or (ii) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Holders of the Warrants will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption.

         Section 14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger or consolidation or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the

Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned. In all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         Section 15. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as such describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Warrants to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding. Any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights and interests may appear.

                  (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof.

                  (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

                  (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

         Section 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their respective addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of action, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under New York or federal law. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibility as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for this purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         Section 17. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent (other than Continental Stock Transfer & Trust Company) for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

         Section 18. Notices. Any notice pursuant to this Agreement to be given by the Warrant Agent or the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

                           PHOENIX PRESCHOOL HOLDINGS, INC.,
                           31st  Floor
                           150 East 58th Street
                           New York, New York 10155
                           Attention: Michael C. Koffler, Chairman,
                                      Chief Executive Officer and President

                  and a copy thereof to:

                           Blank Rome Comisky & McCauley.
                           4 Penn Center Plaza
                           Philadelphia, PA 19103
                           Attention: Frederick D. Lipman, Esq.

         Any notice pursuant to this Agreement to be given by the Company or the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                           Continental Stock Transfer & Trust Company
                           2 Broadway, 19th Floor
                           New York, New York  10004
                           Attention:  Executive Vice President

         Any notice pursuant to this Agreement to be given by the Warrant Agent or the Company to the Underwriter shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent) as follows:

                           Maidstone Financial, Inc.
                           101 East 52nd Street
                           New York, New York 10022
                           Attention: Marshall Bernstein

                  and a copy thereof to:

                           Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP 101 East 52nd Street
                           New York, New York 10022
                           Attention: Arthur Marcus, Esq.

         Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not materially adversely affect the interest of the holders of Warrants; and in addition the Company and the Warrant Agent may modify, supplement or alter this Agreement with the consent in writing of the registered holders of the Warrants representing not less than a majority of the Warrants then outstanding.

         Section 20. New York Contract. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York without regard to the conflicts of law principles thereof.

         Section 21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         Section 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                           PHOENIX PRESCHOOL HOLDINGS, INC.,


                           By:________________________________________________
                                    Name:    Michael C. Koffler
                                    Title:   Chairman, Chief Executive Officer
                                             and President


                           CONTINENTAL STOCK TRANSFER &
                           TRUST COMPANY


                           By:_______________________________________________
                                    Name:
                                    Title:



                           MAIDSTONE FINANCIAL, INC.


                           By:_______________________________________________
                                    Name:    Marshall Bernstein
                                    Title:   Chairman of the Board

No. W_______________________                       VOID AFTER_____________, 2001


                            _________________WARRANTS

                        REDEEMABLE WARRANT CERTIFICATE TO
                              PURCHASE COMMON STOCK


                        PHOENIX PRESCHOOL HOLDINGS, INC.



                           CUSIP [                 ]

         THIS CERTIFIES THAT, FOR VALUE RECEIVED

         or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and non-assessable share of Common Stock, par value $0.10 per share (the "Common Stock"), of PHOENIX PRESCHOOL HOLDINGS, INC., a Delaware corporation (the "Company"), at any time from _________ __, 1999 (the "Initial Warrant Exercise Date"), and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.50, subject to adjustment (the "Warrant Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated as of ___________ ___, 1997 (the "Warrant Agreement"), among the Company, Maidstone Financial, Inc.
(the "Underwriter") and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Warrant Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on_________ ___, 2002 [the date which is the fourth anniversary of the Initial Warrant Exercise Date]; provided, that if such date is not a business day, it shall mean 5:00 p.m., New York City time, on the next following business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the securities issuable upon exercise of the Warrants represented hereby and such registration statement has been declared and shall remain effective and shall be current, and such securities have been registered or qualified or be exempt under the securities laws of the state or other jurisdiction of residence of the Registered Holder and the exercise of the Warrants represented hereby in any such state or other jurisdiction shall not otherwise be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, in whole or in part, at a redemption price of $.05 per Warrant, at any time commencing __________ ___, 1998 [the first anniversary of the date of the Prospectus] provided that the average closing sales price of the Common Stock as reported on The Nasdaq stock Market, if traded thereon, or if not traded thereon, the average closing sale price if listed on national exchange (or other reporting system that provides last sale prices), shall have for a period of 20 consecutive days on which such market is open for trading ending on the third day prior to the date on which the Company gives the Notice of Redemption (as defined below) has been at least $8.00. Notice of redemption (the "Notice of Redemption") shall be given by the Company no less than thirty days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $0.05 per Warrant upon surrender of this Certificate.

         Under certain circumstances described in the Warrant Agreement, the Underwriter shall be entitled to receive as a solicitation fee an aggregate of eight percent (8%) of the Warrant Price of the Warrants represented hereby.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated __________ ___, 1997

SEAL                                PHOENIX PRESCHOOL HOLDINGS, INC.

                                    By:_________________________________________
                                             Chairman, Chief Executive Officer
                                             and President

                                    By:_________________________________________
                                             Secretary

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent


By:____________________________
         Authorized Officer

                                  EXERCISE FORM


                     To Be Executed by the Registered Holder
                          in order to Exercise Warrant


         The undersigned Registered Holder hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                           PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER:

                           ---------------------------

                           ---------------------------

                           ---------------------------

                           (please print or type name and address)

         and be delivered to

                           ---------------------------

                           ---------------------------

                           ---------------------------
                           (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                           IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

         1. If the exercise of this Warrant was solicited by Maidstone Financial, Inc., please check the following box. [ ]

         2.   THE EXERCISE OF THIS WARRANT WAS SOLICITED BY

                  ----------------------------------------------------

         3. IF THE EXERCISE OF THIS WARRANT WAS NOT SOLICITED, PLEASE CHECK THE FOLLOWING BOX. [ ]

Dated: _____________________________        X__________________________________

                                    ----------------------------------

                                    ----------------------------------
                                    Address


                                    ----------------------------------
                                    Social Security or Taxpayer
                                    Identification Number


                                    ----------------------------------
                                    Signature Guaranteed

                                   ASSIGNMENT


                     To be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, ____________________________, hereby sells, assigns and transfers unto

                           PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER:

                           ---------------------------

                           ---------------------------

                           ---------------------------
                           (please print or type name and address)


________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
______________________________________ as its/his/her attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________                X__________________________________

                                             Signature Guaranteed: _____________

THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.